Exhibit 99.1

Nuverra Environmental Solutions, Inc. Completes Exchange Offer for Senior Notes

Scottsdale, Ariz. – July 11, 2013 – Nuverra Environmental Solutions, Inc. (NYSE: NES) (“Nuverra”) today announced that it has closed its offer to exchange up to $150,000,000 in aggregate principal amount of 9.875% Senior Notes due 2018 (the “Exchange Notes”), which have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its outstanding 9.875% Senior Notes due 2018 (the “Old Notes”) that were originally issued on December 5, 2012, in a transaction exempt from registration under the Securities Act.

The exchange offer expired at 5:00 p.m., New York City time, on July 10, 2013. As of that time, $150,000,000 in aggregate principal amount of the Old Notes, or 100% of the outstanding principal amount of the Old Notes, had been tendered in the exchange offer. Nuverra accepted for exchange all of the Old Notes validly tendered and not withdrawn prior to expiration of the exchange offer.

The exchange offer was made to satisfy Nuverra’s obligations under a registration rights agreement entered into in connection with the issuance of the Old Notes, and did not represent a new financing transaction. The terms of the Exchange Notes are substantially identical to the terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act and will not be subject to the transfer restrictions and registration rights that related to the Old Notes.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any of the Old Notes or the Exchange Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Nuverra Environmental Solutions, Inc.

Nuverra is an environmental solutions company. The company is one of the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to its customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, waste water, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The company continues to expand its suite of environmentally compliant and sustainable solutions to a collection of customers that demand stricter environmental compliance and accountability from their service providers.

Interested parties can access additional information about Nuverra on the company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation forecasts of growth, revenues, adjusted EBITDA and pipeline expansion, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, including Thermo Fluids Inc. and Badlands Power Fuels, LLC; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in

Nuverra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Current Report on Form 8-K filed on April 10, 2012, the Current Report on Form 8-K/A filed on February 11, 2013, as well as Nuverra’s other reports filed with the United States Securities and Exchange Commission, including Nuverra’s Proxy Statement filed on October 9, 2012, and are available at http://www.sec.gov/ as well as the company’s web site at http://nuverra.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations:

The Piacente Group, Inc.

Brandi Piacente, +1 212-481-2050

nuverra@tpg-ir.com